As filed with the Securities and Exchange Commission on June 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-3844872
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

730 Broadway

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Serve Robotics Inc. 2023 Equity Incentive Plan

(Full Title of the Plans)

Ali Kashani

Chief Executive Officer

730 Broadway

Redwood City, California 94063

(Name and Address of Agent for Service)

(818) 860-1352

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Albert W. Vanderlaan, Esq.

Orrick Herrington & Sutcliffe LLP

222 Berkeley Street

Suite 2000

Boston, MA 02116

(617) 880-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Serve Robotics Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 2,280,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), under the Serve Robotics Inc. 2023 Equity Incentive Plan, as amended by the Amendment to the Serve Robotics Inc. 2023 Equity Incentive Plan, dated July 22, 2024, and the Amendment to the Serve Robotics Inc. 2023 Equity Incentive Plan, dated June 12, 2025 (as amended, the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s (i) registration statement on Form S-8 (File No. 333-277549) filed with the Commission on February 29, 2024, (ii) registration statement on Form S-8 (File No. 333-281083) filed with the Commission on July 29, 2024 and (iii) registration statement on Form S-8 (File No. 333-282562) filed with the Commission on October 9, 2024.

PART II

Information Required in the Registration Statement

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.					X

23.1	Consent of dbbmckennon, independent registered public accounting firm.					X

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included in the signature pages hereto).					X

99.1	Serve Robotics Inc. 2023 Equity Incentive Plan and form of award agreements.	10-K	000-56237	10.29	February 29, 2024

99.2	Amendment to Serve Robotics Inc.'s 2023 Equity Incentive Plan.	DEF14A	001-42023	Appendix B	June 7, 2024

99.3	Amendment to Serve Robotics Inc.’s 2023 Equity Incentive Plan.	DEF14A	001-42023	Appendix B	April 25, 2025

107.1	Filing Fee Table.					X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on June 20, 2025.

Serve Robotics Inc.

By:	/s/ Ali Kashani
Ali Kashani
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of the Registrant, hereby severally constitute and appoint Ali Kashani, Touraj Parang, Evan Dunn and Jongmin Char as our true and lawful attorneys, with full power to them to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, and any and all amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney. This power of attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Ali Kashani	Chief Executive Officer and Chairman of the Board of Directors	June 20, 2025
Ali Kashani	(principal executive officer)

/s/ Touraj Parang	President and Chief Operating Officer and Director	June 20, 2025
Touraj Parang

/s/ Brian Read	Chief Financial Officer	June 20, 2025
Brian Read	(principal financial and accounting officer)

/s/ Lily Sarafan	Director	June 20, 2025
Lily Sarafan

/s/ Sarfraz Maredia	Director	June 20, 2025
Sarfraz Maredia

/s/ David Goldberg	Director	June 20, 2025
David Goldberg

/s/ Olivier Vincent	Director	June 20, 2025
Olivier Vincent

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